Exhibit No. 5.1

e-mail: spenrose@applebyglobal.com
direct dial: 441 298 3286
Tel: 441 295 2244
Fax 441 292 8666

Belmond Ltd.
22 Victoria Street
Hamilton HM 12
Bermuda	appleby ref: 005451.0120

Ladies and Gentlemen:	9 December 2016

Form S-3 Universal Shelf Registration Statement

We have acted as Bermuda counsel for Belmond Ltd., a Bermuda exempted company (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) that the Company is filing with the United States Securities and Exchange Commission (the “SEC”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”) and in connection with the offer and sale of the following securities:

(i)
class A common shares of the Company, par value US$0.01 each (“Common Shares”) (with accompanying rights to purchase the Company’s series A junior participating preferred shares (the “Preferred Share Purchase Rights”));

(ii)	preferred shares of the Company, par value US$0.01 each (“Preferred Shares”);

(iii)
debt securities of the Company ( “Debt Securities”), as described in the applicable prospectus supplement, under an indenture  (the “Indentures”) to be entered into between the Company and the trustee  as identified in the applicable prospectus supplement. The particular terms of each series of Debt Securities will be described in the applicable prospectus supplement, which will be filed with the SEC by the Company; and

(iv)
warrants to purchase Common Shares (with accompanying Preferred Share Purchase Rights), Preferred Shares and/or Debt Securities (“Warrants”), which may be issued pursuant to a warrant agreement (“Warrant Agreement”) between the Company and the warrant agent to be named therein.

The Common Shares and Preferred Shares will be referred to collectively as the “Shares”, and the Shares, Preferred Share Purchase Rights, Debt Securities and Warrants will be referred to collectively as the “Securities”.

For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion (the “Documents”). We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other documents as we have deemed relevant as a basis for our opinion hereinafter expressed.

Assumptions

In stating our opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and such other documentation submitted to us as certified, conformed, notarized or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents (other than the directors and officers signing on behalf of the Company);

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)
that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the issuance of the Securities or entry into or performance of the Subject Agreements (as defined below) the performance of which would have any implication in relation to the opinions expressed herein; and that, in so far as any obligation under, or action to be taken under, the Subject Agreements or Securities is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g)
that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(h)
that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(i)
that the (i) sale and issuance of the Securities and (ii) entry by the Company into the Indentures, the Warrant Agreement and the purchase, underwriting or similar agreements (the “Purchase Agreements”, and together with the Indentures and the Warrant Agreement, the “Subject Agreements”) relating to the issuance and sale of the Securities will be duly authorised by resolutions (“Authorising Resolutions”) of the Board of Directors of the Company (“Board”) that are in full force and effect and have not been rescinded, either in whole or in part on the date of such sale and issuance, that accurately record the resolutions passed at a meeting of the Board that was duly convened and at which a duly constituted quorum was present and voting throughout, and that there is no matter affecting the authority of the Board to authorise the issuance and sale of the Securities or entry into the Subject Agreements pursuant to the terms of the Registration Statement not disclosed by the Constitutional Documents or the Authorising Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(j)
that on the date of sale and issuance of the Securities, (i) the Subject Agreements (as applicable) will (a) have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered the Subject Agreements has actually received and accepted delivery of such Subject Agreements; and (b) constitute the legal, valid and binding obligations of each of the parties thereto (other than as expressly covered below in respect of the Company) under the laws of its jurisdiction of incorporation or its jurisdiction of formation and (ii) the Subject Agreements (other than any Subject Agreement governed by Bermuda law) will effect and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the jurisdiction by which they are expressed to be governed;

(k)
that, when the Board passes the Authorising Resolutions, each of the directors will have discharged his or her fiduciary duties to the Company and acted honestly and in good faith with a view to the best interests of the Company;

(l)	that each transaction to be entered into pursuant to the Subject Agreements is entered into in good faith and for full value and will not have the effect of preferring one creditor over another;

(m)
that at the time of issuance of the Shares the Company received in relation to each Share consideration therefor in cash or other value equal to the greater of (i) the price at which the Company agreed to issue the Shares and (ii) the par value at the date of issue; and

(o)	that none of the parties to the Subject Agreements maintains a place of business (as defined in section 4(6) of the Investment Business Act 2003), in Bermuda.

Opinion

Based upon and subject to the foregoing, and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

1.
When (i) the issuance of Common Shares and the Preferred Share Purchase Rights attached thereto have been duly authorised by Authorising Resolutions and (ii) the Common Shares and the Preferred Share Purchase Rights attached thereto have been duly issued and sold in accordance with such Authorising Resolutions, a Purchase Agreement which has also been duly authorised by Authorising Resolutions and the Registration Statement, the Common Shares and the Preferred Share Purchase Rights attached thereto will be validly issued, and the Common Shares will be fully paid and non-assessable.

2.
When (i) the issuance of Preferred Shares has been duly authorised by Authorising Resolutions and (ii) the Preferred Shares have been duly issued and sold in accordance with such Authorising Resolutions, a Purchase Agreement which has also been duly authorised by Authorising Resolutions and the Registration Statement, the Preferred Shares will be validly issued, fully paid and non-assessable.

3.
When (i) the issuance of Debt Securities has been duly authorised by Authorising Resolutions and (ii) the Debt Securities have been duly issued and sold in accordance with such Authorising Resolutions, the relevant Indenture and a Purchase Agreement which have also been duly authorised by Authorising Resolutions and the Registration Statement, such Debt Securities will constitute valid and binding obligations of the Company, entitled to the benefits of the relevant Indenture.

4.
When (i) the issuance of Warrants has been duly authorised by Authorising Resolutions and (ii) the Warrants have been duly executed and delivered against payment therefor in accordance with such Authorising Resolutions, a Warrant Agreement and a Purchase Agreement which have also been duly authorised by Authorising Resolutions and the Registration Statement, the Warrants will constitute valid and binding obligations of the Company.

5.
When (i) the issuance of Shares issuable under any Warrants has been duly authorised by Authorising Resolutions and (ii) such Shares have been duly issued and the Company has received any additional consideration which is payable upon the exercise in accordance with such Authorising Resolutions, the Warrants, any relevant Subject Agreement and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

6.
When (i) the issuance of Debt Securities issuable under any Warrants has been duly authorised by Authorising Resolutions and (ii) such Debt Securities have been duly completed, executed, authenticated and delivered in accordance with the relevant Indenture and sold in accordance with such Authorising Resolutions, the Warrants, any relevant Subject Agreement and the Registration Statement, such Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the relevant Indenture.

Reservations

We have the following reservations:

(a)	The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b)
We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Subject Agreements.  In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Agreements.

(c)
Enforcement of the obligations of the Company under the Subject Agreements may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights.

(d)	Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(f)
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(g)
Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(h)
We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Agreements by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(j)
Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(k)
Any provision in the Subject Agreements that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(l)
We express no opinion as to the validity or binding effect of any provision in the Subject Agreements for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable.  Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained.  If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages.  Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment.  If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(m)	We express no opinion as to the validity or binding effect of any provision of the Subject Agreements which provides for the severance of illegal, invalid or unenforceable provisions.

(n)
A Bermuda court may refuse to give effect to any provisions of the Subject Agreements in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(o)
Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)
details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)
details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)
whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)
whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (overseas companies) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(p)
The foregoing reference to the Shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of Shares, that no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for his or her Shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company, after the date on which he or she became a shareholder, if and so far as the alteration requires him or her to take, or subscribe for, additional shares of the Company, or in any way increases his or her liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(q)
In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date of such search.

(r)
In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

Disclosure

This opinion is addressed to the Company in connection with the filing by the Company of the Registration Statement with the SEC for the purposes of registering the Securities under the Securities Act and in connection with the offer and sale of the securities, solely for the benefit of the Company, and (save as referred to in the following paragraph), is not to be relied upon for any other purpose or quoted, or referred to in any public document, or filed with any governmental agency or person without our prior written consent, except as may be required by law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit we are in the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

In rendering this opinion, we do not express any opinion as to the laws of any jurisdiction other than Bermuda. This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect to it in any jurisdiction other than Bermuda. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully,

By:	/s/ Appleby (Bermuda) Limited
	Name:	Appleby (Bermuda) Limited

SCHEDULE

1.
The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 9 December 2016 (the “Company Search”).

2.
The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 9 December 2016 in respect of the Company (the “Litigation Search”).

3.	Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the Company (collectively referred to as the “Constitutional Documents”).

4.	A scanned copy of the resolutions of the Board of Directors passed at a meeting of the Board of Directors of the Company held on 19 March 2016.

5.	A certified copy of the “Foreign Exchange Letter”, dated 16 October 1987 issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

6.	A certified copy of the “Tax Assurance”, dated 25 May 2011, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

7.	A Certificate of Compliance, dated 8 December 2016 issued by the Registrar of Companies in respect of the Company.

8.	A certified copy of the Register of Directors and Officers in respect of the Company.

9.	An electronic copy of the Registration Statement, including the exhibits thereto.